                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 REPORTING REQUIREMENTS


                                   FORM 8-K/A


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 7, 2000
                                                -------------------------------

                           KING PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Tennessee                     000--24425              54-1684963
-------------------------------------------------------------------------------
(State or other jurisdiction            (Commission         (I.R.S. Employer
      of incorporation)                 File Number)        Identification No.)


 501 Fifth Street, Bristol, Tennessee                             37620
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code    (423) 989-8000
                                                  -----------------------------

                                 Not Applicable
-------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 7, 2000, King Pharmaceuticals, Inc. ("King") acquired from American Home Products Corporation ("AHP") AHP's rights in the United States and Puerto Rico to the pharmaceutical products Nordette(R), Bicillin and Wycillin. This acquisition was pursuant to an Asset Purchase Agreement dated June 22, 2000 between King and AHP.

         This transaction was prospectively reported on a Current Report on Form 8-K filed June 30, 2000. This Amendment is being filed to provide the financial information required by Item 7(a) and Item 7(b) of Form 8-K within the timeframe specified by Item 7 of Form 8-K following the closing of the acquisition on July 7, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


      WYETH-AYERST LABORATORIES DIVISION - NORDETTE, BICILLIN AND WYCILLIN
              PRODUCT LINES OF AMERICAN HOME PRODUCTS CORPORATION


         (a)      Financial Statements of Businesses Acquired.

                           Report of Independent Public Accountants.......................................................  F-1

                           Statement of Assets Acquired and Liabilities Assumed (See Note 1)................................F-2

                           Statements of Net Revenues in Excess of Direct Expenses (See Note 1)...........................  F-3

                           Notes to Statements............................................................................  F-4


         (b)      Unaudited Pro Forma Consolidated Financial Information.

                  Unaudited Pro Forma Consolidated Financial Statements...................................................  F-8

                  King Pharmaceuticals, Inc. Unaudited Pro Forma Consolidated Balance Sheet
                           as of June 30, 2000............................................................................  F-9

                  Notes to Unaudited Pro Forma Consolidated Balance Sheet.................................................  F-10

                  King Pharmaceuticals, Inc. Pro Forma Consolidated Statement of Operations
                           for the Year Ended December 31, 1999...........................................................  F-12

                  King Pharmaceuticals, Inc. Pro Forma Consolidated Statement of Operations
                           for the Six Months Ended June 30, 2000.........................................................  F-13

                  Notes To Unaudited Pro Forma Consolidated Statements of Operations......................................  F-14

(a)      Financial Statements of Business Acquired

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Home Products Corporation:

We have audited the accompanying statements of assets acquired and liabilities assumed of American Home Products Corporation's Wyeth-Ayerst Laboratories Division - Nordette(R), Bicillin(R), and Wycillin(R) product lines (the Wyeth Brands) as of December 31, 1999 and the related statements of net revenues in excess of direct expenses for the year then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

These statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of King Pharmaceuticals, Inc., as described in Note 1, and are not intended to be a complete presentation of the Wyeth Brands assets and liabilities and revenues and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 1999, and net revenues in excess of direct expenses of the Wyeth Brands for the year then ended in conformity with accounting principles generally accepted in the United States.


Arthur Andersen LLP


Roseland, New Jersey
July 31, 2000

AMERICAN HOME PRODUCTS CORPORATION'S WYETH-AYERST LABORATORIES DIVISION - NORDETTE(R), BICILLIN(R), AND WYCILLIN(R) PRODUCT LINES (SEE NOTE 1)

STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (NOTE 1) AS OF DECEMBER 31, 1999 AND JUNE 30, 2000 (UNAUDITED) (in thousands of U.S. dollars)


                                                             2000
                                                1999     (unaudited)
                                              --------   -----------

INTANGIBLE ASSETS                                 --           --
                                              --------      -------
           Assets acquired                        --           --
                                              --------      -------

MANAGED CARE LIABILITIES                          --        $ 1,208
MEDICAID/MEDICARE REBATE LIABILITIES              --            167
CHARGEBACK LIABILITIES                            --            457
                                              --------      -------

           Liabilities assumed                    --        $ 1,832
                                              --------      -------


The accompanying notes are an integral part of these statements.

AMERICAN HOME PRODUCTS CORPORATION'S WYETH-AYERST LABORATORIES DIVISION - NORDETTE(R), BICILLIN(R), AND WYCILLIN(R) PRODUCT LINES (SEE NOTE 1)

STATEMENTS OF NET REVENUES IN EXCESS OF DIRECT EXPENSES (NOTE 1) FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED) (in thousands of U.S. dollars)


                                                            June 30,      June 30,
                                            December 31,     1999          2000
                                               1999       (unaudited)   (unaudited)
                                             --------     -----------   -----------

NET REVENUES                                 $ 57,369       $ 31,431     $ 31,676
                                             ---------      --------     --------

DIRECT COSTS AND EXPENSES:
   Cost of sales                               12,091          4,200        4,704
   Direct marketing expenses                    1,594            859          212
   Direct selling expenses                      3,253          1,537        2,076
                                             --------       --------     --------
        Net revenues in excess of direct
          expenses                           $ 40,431       $ 24,835     $ 24,684
                                             --------       --------     --------


The accompanying notes are an integral part of these statements.

AMERICAN HOME PRODUCTS CORPORATION'S WYETH-AYERST LABORATORIES DIVISION - NORDETTE(R), BICILLIN(R), AND WYCILLIN(R) PRODUCT LINES (SEE NOTE 1)

NOTES TO STATEMENTS
(in thousands of U.S. dollars)

1.  BASIS OF PRESENTATION AND SUMMARY
    OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of King Pharmaceutical, Inc., and are not intended to be a complete presentation of the American Home Products Corporation's Wyeth-Ayerst Laboratories Division - Nordette(R), Bicillin(R), and Wycillin(R) product lines (the Wyeth Brands) financial position and results of operations. Wyeth-Ayerst Laboratories Division does not prepare financial statements of the Wyeth Brands, which would be intended to report a complete presentation of financial position, results of operations and cash flows in accordance with generally accepted accounting principles. Accordingly, the accompanying statements do not purport to present the financial position or results of operations of the Wyeth Brands that would have resulted if the Wyeth-Ayerst Laboratories Division had operated its Wyeth Brands as an independent company.

An Asset Purchase Agreement was entered into between American Home Products Corporation (the Seller), acting through its wholly-owned Wyeth-Ayerst Laboratories Division (the Division) and King Pharmaceuticals, Inc. (the Buyer) on June 22, 2000. The Buyer acquired certain assets and assumed certain liabilities as of July 7, 2000 (the Closing Date) for two hundred million dollars ($200,000), as defined in the Asset Purchase Agreement. The assumed liabilities as of June 30, 2000 represent future obligations relating to the Wyeth Brands that are required to be performed and fulfilled after the Closing Date under the terms of customer contracts, as defined in the Asset Purchase Agreement between the Seller and certain third parties. These certain third parties can purchase or use any of the Wyeth Brands sold by the Seller in the United States of America, District of Columbia, and the Commonwealth of Puerto Rico (the Territory). The future obligations relate to managed care rebates, Federal and State Medicaid/Medicare rebates, and administrative fees, as well as chargebacks in connection with the Wyeth Brands sold in the Territory.

The assets acquired as of June 30, 2000 represent certain intangible assets as defined in the Asset Purchase Agreement. These assets include intellectual property, rights and obligations under the License Agreement, books and records, historical sales data, marketing and promotional materials and plans, all transferable licenses, permits or other Governmental Authority authorizations exclusively relating the Wyeth Brands. This includes the assignment of all of the Regulatory Approvals of the Wyeth Brands, the rights and future obligations of the Seller relating exclusively to the Wyeth Brands under the customer contracts, as well as all goodwill related exclusively to the Wyeth Brands. The Buyer also acquired two Bicillin trademarks, as defined in the Asset Purchase Agreement, as well as service marks, trade names (excluding the names of the Seller, Wyeth-Ayerst, Lederle, Safer Sex Initiative, and Pilpak), trade dress, labels, logos and all other names and slogans owned by the Seller and exclusively associated with the Wyeth Brands. All intangible assets recorded in the books, if any, and records of the Division specifically related to the Wyeth Brands have been fully amortized as of December 31, 1999.

A Manufacturing and Supply Agreement (the Agreement) was also entered into between the Seller acting through the Division and the Buyer on July 7, 2000 (the Effective Date). Pursuant to the Agreement, the Seller will manufacture and supply the Brands to the Buyer for sale solely in the Territory, and the Buyer shall exclusively purchase the Brands from the Seller for sale solely in the Territory. The Agreement is for a period of three (3) years for Bicillin(R) and Wycillin(R), and four (4) years for Nordette(R) from the Effective Date.

All other assets and liabilities, if any, of the Wyeth Brands have been excluded in accordance with the Asset Purchase Agreement.

AMERICAN HOME PRODUCTS CORPORATION'S WYETH-AYERST LABORATORIES DIVISION - NORDETTE(R), BICILLIN(R), AND WYCILLIN(R) PRODUCT LINES (SEE NOTE 1)

NOTES TO STATEMENTS
(in thousands of U.S. dollars)

The statements of assets acquired and liabilities assumed have been derived from the financial statements of the Division.

The statements of net revenues in excess of direct expenses include sales made in the Territory. This statement excludes charges, which are allocated to the Wyeth Brands by the Division or the Seller. These allocations include, among other things, support services such as research and development, legal, finance, treasury, tax, pension and group insurance, insurance, environmental safety, public relations, audit and executive management advisory functions, as well as quality control, warehousing and administrative costs. Interest income or expense attributable to borrowings required to finance the Wyeth Brands operations has also been excluded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Revenues

Net revenues include certain sales deductions. Sales deductions are presented on an accrual basis and include deductions specifically attributable to the Wyeth Brands and deductions allocated to the Wyeth Brands by management. The types of deductions included in the calculation of net sales are as follows:

- Sales Returns - Sales returns are directly attributable to identifiable products based on actual sales returns.
- Cash Discounts - Cash discounts are allocated to the Wyeth Brands monthly, based upon the Division's sales terms.
- Price Adjustments - HMO/PBM and Medicaid/Medicare rebates, and Chargebacks are allocated to the Wyeth Brands on an accrual basis.

                                                 June 30,      June 30,
                               December 31,        1999          2000
                                   1999        (unaudited)   (unaudited)
                               ------------    -----------   -----------
      Gross revenue              $67,746         $36,101       $37,697
      Less:
        Sales returns              2,086             964         1,679
        Cash discounts             1,445             788           807
        Price adjustments          6,846           2,918         3,535
                                 -------         -------       -------
              Net Revenues       $57,369         $31,431       $31,676
                                 =======         =======       =======

AMERICAN HOME PRODUCTS CORPORATION'S WYETH-AYERST LABORATORIES DIVISION - NORDETTE(R), BICILLIN(R), AND WYCILLIN(R) PRODUCT LINES (SEE NOTE 1)

NOTES TO STATEMENTS
(in thousands of U.S. dollars)

2.  COMMITMENTS AND CONTINGENCIES

Managed Care

The Buyer will reimburse the Seller for managed care rebates paid by the Seller on Current Product sales having Report Dates after June 22, 2000.

Federal and State Medicaid/Medicare Rebates

The Buyer will be responsible for all Federal and State Medicaid/Medicare rebate program price reporting, as well as the processing of payments associated with the Wyeth Brands sold under the Buyer's new NDC. After June 22, 2000, the Division will continue to be fully responsible for all Federal and State Medicaid/Medicare rebate program price reporting and processing/payments associated with the Wyeth Brands sold under the Division's NDC. The Buyer will reimburse the Seller for all qualified Federal and State Medicaid/Medicare rebates paid by the Seller on Current Product sales having Report Dates after June 22, 2000.

Chargebacks

For a period of six (6) months from the Closing Date, the Seller shall reimburse the Buyer for all qualified customer chargebacks for the Wyeth Brands having an activity date (the date that the wholesaler ships the Wyeth Brands to a customer) prior to June 22, 2000. The Buyer shall pay all qualified chargeback requests, submitted by the wholesalers to the Buyer, for the Wyeth Brands sold in the Territory having an activity date prior to June 22, 2000. On a monthly basis, the Buyer will submit to the Seller, a request for reimbursement of chargebacks paid by the Buyer on the Sellers behalf. The
Buyer shall be responsible for all qualified chargeback requests for the Wyeth Brands submitted by the wholesalers having an activity date after June 22, 2000.

Sales Returns

The Buyer is responsible for all returns of the Wyeth Brands sold in the Territory by the Buyer, except for a period of six (6) months following the Closing Date. During this period, the Seller, will reimburse the Buyer in an amount not to exceed one million dollars ($1,000) for all qualified sales returns of the Wyeth Brands bearing the Seller's label sold by or on the behalf of the Seller and its subsidiaries and divisions prior to the Closing Date

AMERICAN HOME PRODUCTS CORPORATION'S WYETH-AYERST LABORATORIES DIVISION - NORDETTE(R), BICILLIN(R), AND WYCILLIN(R) PRODUCT LINES (SEE NOTE 1)

NOTES TO STATEMENTS
(in thousands of U.S. dollars)

3. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables summarize the Wyeth Brands statement of net revenues in excess of direct expenses for the periods indicated:

                                                          For the year ended December 31, 1999
                                                         ---------------------------------------
                                                           1st        2nd        3rd       4th
                                                         Quarter    Quarter    Quarter   Quarter
                                                         ---------------------------------------
NET REVENUES                                             $15,924    $15,507    $9,381    $16,557
                                                         ---------------------------------------

DIRECT COSTS AND EXPENSES:
  Cost of sales                                            1,156      3,044     1,662      6,229
  Direct marketing expenses                                  560        299       426        309
  Direct selling expenses                                    627        910       603      1,113
                                                         ---------------------------------------
            Net revenues in excess of direct expenses    $13,581    $11,254    $6,690    $ 8,906
                                                         ---------------------------------------

                                                         For the two quarters ended June 30, 2000
                                                         ----------------------------------------
                                                           1st        2nd
                                                         Quarter    Quarter
                                                         ------------------
NET REVENUES                                             $15,704    $15,972
                                                         ------------------

DIRECT COSTS AND EXPENSES:
  Cost of sales                                              680      4,024
  Direct marketing expenses                                  114         98
  Direct selling expenses                                  1,153        923
                                                         ------------------
           Net revenues in excess of direct expenses     $13,757    $10,927
                                                         ------------------

(b) Pro Forma Financial Information

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial information of King Pharmaceuticals, Inc. (the "Company") is based on the historical financial statements of the Company, adjusted to give pro forma effect to the acquisition of the Nordette(R), Bicillin(R) and Wycillin(R) product lines from American Home Products Corporations's Wyeth-Ayerst Laboratories Division (the "Acquisition").

The unaudited pro forma consolidated balance sheet as of June 30, 2000 gives effect to the Acquisition as if it occurred on June 30, 2000. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999 give effect to the Acquisition as if it had occurred at the beginning of the periods presented. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates, nor do they purport to project the Company's results of operations or financial condition for any future period or date. The information set forth below should be read in conjunction with the special purpose statements of net revenues in excess of direct expenses (contained herein) for the six months ended June 30, 2000 and 1999 and the year ended December 31, 1999, the Company's unaudited consolidated financial statements and notes thereto as of and for the six months ended June 30, 2000 (which are contained in the Company's Form 10-Q for the six months ended June 30, 2000, and the audited consolidated financial statements and notes thereto as of December 31, 1999 and for the three years then ended (which are included in the Company's Form 10-K).

The Acquisition has been accounted for as a purchase. Under purchase accounting, the total purchase price and fair value of the liabilities assumed are allocated to the tangible assets of the Company based upon their respective fair values as of the purchase date in accordance with Accounting Principles Board Opinion No.
16. A preliminary allocation of the purchase price of the Acquisition has been made in the accompanying unaudited pro forma consolidated financial statements based on Company estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ from the pro forma amounts included therein; however, the Company does not expect the final allocations to differ materially from the preliminary allocations.

                           KING PHARMACEUTICALS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                             PROFORMA
                                                               ACTUAL       ADJUSTMENTS     PRO FORMA
                                                              --------   -----------------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 73,554    $ (73,554) (1)    $       --
  Accounts receivable, net..................................    89,535                          89,535
  Inventories...............................................    60,101                          60,101
  Deferred income taxes.....................................    14,522                          14,522
  Prepaid expenses and other assets.........................     8,455                           8,455
                                                              --------    ---------         ----------
          Total current assets..............................   246,167      (73,554)           172,613
Property, plant and equipment, net..........................    98,794                          98,794
Intangible assets...........................................   545,939      201,832  (2)       747,771
Other assets................................................    11,319          411  (3)        11,730
                                                              --------    ---------         ----------
          Total assets......................................  $902,219    $ 128,689         $1,030,908
                                                              ========    =========         ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt:
     Term loans.............................................  $  1,411    $                 $    1,411
     Other..................................................     1,501                           1,501
  Accounts payable..........................................    36,564                          36,564
  Accrued expenses..........................................    54,420        1,832  (4)        56,252
  Notes payable.............................................        --       35,000  (5)        35,000
  Income taxes payable......................................     1,228                           1,228
                                                              --------    ---------         ----------
          Total current liabilities.........................    95,124       36,832            131,956
                                                              --------    ---------         ----------
Long-term debt:
  Revolving credit facility.................................        --       91,857  (6)        91,857
  Term loans................................................   137,540                         137,540
  Senior subordinated notes.................................   150,000                         150,000
  Other.....................................................     3,932                           3,932
  Other long-term liabilities...............................    26,500                          26,500
Deferred income taxes.......................................    12,516                          12,516
                                                              --------    ---------         ----------
          Total liabilities.................................   425,612       91,857            554,301
                                                              --------    ---------         ----------
Shareholders' equity........................................   476,607                         476,607
                                                              --------    ---------         ----------
          Total liabilities and shareholders' equity........  $902,219    $ 128,689         $1,030,908
                                                              ========    =========         ==========

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                           KING PHARMACEUTICALS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

 (1) Reflects the use of excess cash to finance a portion the
     Acquisition (in thousands).............................  $ (73,554)
                                                              =========

 (2) Reflects the acquisition of the branded pharmaceutical products Nordette, Bicillin and Wycillin from Wyeth-Ayerst Pharmaceuticals, a division of American Home Products Corporation ("AHP") for a purchase price of $200.0 million plus assumed liabilities of approximately $1.8 million.

 (3) Other assets -- to reflect adjustments to record the following (in thousands):

  To record deferred financing costs paid related to the
     bridge loan............................................  $     411
                                                              =========

 (4) Accrued expenses -- to reflect adjustments to record the following (in thousands):

  To record liabilities assumed in the Acquisition..........  $   1,832
                                                              =========

 (5) Notes payable -- to reflect the additional borrowings used to finance the Acquisition (in thousands):


     Record the issuance of a note payable to AHP...........  $  25,000
     Record the borrowings from the bridge loan with Credit
     Suisse First Boston....................................     10,000
                                                              ---------
                                                              $  35,000
                                                              =========

 (6) Revolving credit facility -- to reflect adjustments to record the following (in thousands):

  Proceeds from the Senior Credit Facility
    used to finance the Acquisition .......................   $  91,857
                                                              =========

                           KING PHARMACEUTICALS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           THE
                                         COMPANY        THE             PRO FORMA
                                        ACTUAL(1)   ACQUISITION        ADJUSTMENTS      PRO FORMA
                                        --------    ------------       -----------      ---------
Total net revenues....................  $379,921      $ 57,369           $     --        $437,290
                                        --------      --------           --------        --------
Operating costs and Expenses:
Cost of revenue.......................   118,865        12,091                 --         130,956
Selling, general and administrative...    80,213         4,847                             85,060
Depreciation and amortization.........    27,734            --              8,073 (2)      35,807
Research and development..............    16,316            --                 --          16,316
                                        --------      --------           --------        --------
Operating income......................   136,793        40,431             (8,073)        169,151
Interest expense......................   (55,371)           --            (12,905)(3)     (68,276)
Interest income.......................     3,314            --                 --           3,314
Other expense, net....................    (3,052)           --                 --          (3,052)
                                        --------      --------           --------        --------
Income before income taxes............    81,684        40,431            (20,978)        101,137
Income tax expense....................   (29,986)           --             (7,139)(4)     (37,125)
                                        --------      --------           --------        --------
Net income............................  $ 51,698      $ 40,431           $(28,117)       $ 64,012
                                        ========      ========           ========        ========
Per share income from continuing
  operations:
  Basic...............................  $   0.63                                         $   0.77
                                        ========                                         ========
  Diluted.............................  $   0.62                                         $   0.77
                                        ========                                         ========
Weighted average common shares used in
  computing income per common share:
  Basic...............................    82,795                                           82,795
                                        ========                                         ========
  Diluted.............................    83,663                                           83,663
                                        ========                                         ========

                           KING PHARMACEUTICALS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           THE
                                         COMPANY        THE             PRO FORMA
                                        ACTUAL(1)   ACQUISITION        ADJUSTMENTS      PRO FORMA
                                        --------    -----------        -----------      ---------
Total revenues........................  $194,585      $ 31,676           $     --        $226,016
                                        --------      --------           --------        --------
Operating costs and expenses:
Cost of revenue.......................    52,838         4,704                 --          57,542
Selling, general and administrative...    49,379         2,288                 --          51,667
Depreciation and amortization.........    15,773            --              4,037 (2)      19,810
Research and development expense......     9,033            --                 --           9,033
Merger and restructuring..............    20,789            --                 --          20,789
                                        --------      --------           --------        --------
Operating income......................    46,773        24,684             (4,037)         67,420
Interest expense......................   (24,156)           --             (6,659)(3)     (30,815)
Interest income.......................     1,268            --                 --           1,268
Other income, net.....................      (179)           --                 --            (179)
                                        --------      --------           --------        --------
Income before income taxes and
  extraordinary item..................    23,706        24,684            (10,696)         37,694
Income tax expense....................   (15,706)           --             (5,134)(4)     (20,840)
                                        --------      --------           --------        --------
Income before extraordinary item.....   $  8,000      $ 24,684           $(15,830)       $ 16,854
                                        ========      ========           ========        ========
Income per common share before
  extraordinary item
 Basic...............................   $   0.09                                         $   0.20
                                        --------                                         --------
 Diluted.............................   $   0.09                                         $   0.19
                                        ========                                         ========

Weighted average common shares used in
  computing income per common share:
  Basic...............................    85,707                                           85,707
                                        ========                                         ========
  Diluted.............................    86,748                                           86,748
                                        ========                                         ========

                           KING PHARMACEUTICALS, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) The following consolidated financial information includes historical financial statements of the Company and of Medco Research, Inc. On February 25, 2000, the Company completed a merger, accounted for as a pooling-of-interests, with Medco.

(2) Represents amortization of intangible assets over the estimated average preliminary life of 25 years for the Acquisition.

(3) Adjustment to reflect the increase in interest expense as a result of the Financing (in thousands):

                                                  FOR THE YEAR         FOR THE SIX
                                                      ENDED            MONTHS ENDED
                                                   DECEMBER 31,          JUNE 30,
                                                       1999                2000
                                                  -------------        ------------
Revolving credit facility ($91.9 million at
  9.71%)(a)...................................       $  8,919             $  4,460
AHP note ($25.0 million at 10.0%).............          2,500                1,250
Bridge loan ($10.0 million at 10.75%).........          1,075                  538
Amortization of finance costs on above debt...            411                  411
                                                     --------             --------
                                                     $ 12,905             $  6,659
                                                     ========             ========
(a) The interest rate is the rate that was in effect immediately following the
    Acquisition. A change in the interest rate of one-eighth of one percent
    (0.125%) would change interest expense, income before income taxes and extraordinary item, income before extraordinary item and net income by $115 and $57 for the year ended December 31, 1999 and the six months ended June
    30, 2000, respectively.


(4) Adjustment to reflect a 36.7% effective tax rate applied to the incremental pro forma net income before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided below:

Federal statutory rate......................................  35.0%
State taxes, net of federal benefit.........................   3.0
Other.......................................................  (1.3)
                                                              ----
                                                              36.7%
                                                              ====

         (c)      Exhibits.

Exhibit Number                          Exhibit
--------------                          -------
23.1                                    Consent of Arthur Andersen LLP



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      KING PHARMACEUTICALS, INC.


Date: September 21, 2000

                                      By: /s/ John A. A. Bellamy
                                         ---------------------------------------
                                         Executive Vice President, Legal Affairs
                                         and General Counsel